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Exhibit 10.20

Qualified Stock Option Agreement Between View Systems, Inc. and Andrew Jiranek

Qualified	Option No. 2 No. of Shares 18,000

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR WITH ANY STATE SECURITIES REGULATORS AND ARE OFFERED PURSUANT TO ONE OR MORE EXEMPTIONS AVAILABLE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES IS RESTRICTED AS PROVIDED IN SECTION 5 BELOW.

VIEW SYSTEMS, INC.
INCENTIVE STOCK OPTION
AND
INCENTIVE STOCK OPTION AGREEMENT

    This Incentive Stock Option is granted and this Incentive Stock Option Agreement (the "Agreement") is executed by and between View Systems, Inc., a Florida corporation (the "Company"), and Andrew L. Jiranek, 10426 Falls Rd., Lutherville, Md. 21046 (the "Optionee"), effective September 16, 1999.

RECITALS

    A. The Company has duly adopted the View Systems, Inc. Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan").

    B. The Plan authorizes the Board of Directors of the Company to grant incentive stock options to officers and employees.

    C. The Board of Directors has selected the Optionee to receive incentive stock options under the Plan.

    D. Optionee understands that the Company grants Optionee, as a member of the executive management team, the incentive stock options with the expectation that Optionee will significantly contribute to the future growth of the Company and attainment of its goal of achieving a size and make-up suitable for public equity markets.

    NOW, THEREFORE, THE COMPANY AND THE OPTIONEE COVENANT AND AGREE AS FOLLOWS:

    1. Number of Shares Subject to Option and Option Price. The Company hereby grants to the Optionee an Incentive Stock Option (qualified under Section 422 of the Internal Revenue Code of 1986 as amended) (the "Option") to purchase from the Company Eighteen Thouand (18,000) shares of the common stock of the Company, $.001 par value (the "Common Stock") at an exercise price of $2.07 per share, which is 110% of the bid price per share ($1.83) as quoted on the NASDAQ OTC BB, as of September 16, 1999. The Option is exercisable upon the terms and conditions contained herein.

    2. Additional Terms of the option. Subject to the provisions of Paragraph 3 below, the Option shall have the following terms:

      2.1. The effective date of the grant of the Option shall be September 16, 1999.

      2.2. The Options shall vest and expire as follows:

Vesting Date	Number of Options	Cumulative Percentage Vested	Expiration Date

Sept. 16, 1999	1,500%		August 16, 2005
Oct. 16, 1999	1,500%		As to All
Nov. 16, 1999	1,500%
Dec. 16, 2,000	1,500%
Jan 16, 2,000	1,500%
Feb. 16, 2000	1,500%
March 16, 2000	1,500%
April 16, 2000	1,500%
May 16, 2000	1,500%
June 16, 2000	1,500%
July 16, 2000	1,500%
August 16, 2000	1,500%

      2.3 To the extent vested, the Option may be exercised in whole or in part at any time and from time to time prior to the Expiration Date.

      2.4. The Option must be exercised, if at all, as to a whole number of shares.

    3. Incorporation by Reference of the Terms and Conditions of the Plan. The terms and conditions of this Option shall be subject to all of the terms and conditions of the Plan, which are expressly incorporated by reference into this Agreement to the same extent and with the same effect as set forth herein. In the event of a conflict or inconsistency between the terms and conditions set forth in this Agreement and the terms and conditions of the Plan, those of the Plan shall control.

    4. Exercise of the Option: Delivery of Certificates.

      4.1. The Option may be exercised only in accordance with the terms and conditions of Section 8 of the Plan and by delivery to the Company of a Notice of Exercise substantially in the form of Exhibit B, including all exhibits and attachments thereto.

      4.2. Within a reasonable time after exercise, the Company shall deliver to the Optionee a certificate for the shares of Common Stock for which the Option was exercised and may make an appropriate notation on this Agreement as to the number of shares for which this Agreement has been exercised.

    5. Transferability of the Option. The Option is transferable only in accordance with Section 5 of the Plan.

      6. Warranties and Representations of the Optionee. By executing this Agreement, the Optionee accepts the Option and agrees to be bound by all of the terms of the Option, this Agreement and the Plan. In accepting the Option, the Optionee warrants to the Company and agrees with the Company as follows:

      6.1. The Optionee will abide by all of the terms and provisions of the Option, this Agreement and the Plan.

      6.2. The Optionee recognizes, agrees and acknowledges that no registration statement under the Securities Act of 1933, as amended, or under any state securities law has been filed with respect to the Option or any shares of Common Stock to be purchased upon exercise of the Option.

      6.3. The Optionee warrants and represents that the Option and any shares of Common Stock of the Company purchased upon exercise of the Option will be acquired and held by the Optionee for his or her own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time.

      6.4. The Optionee agrees not to sell, transfer or otherwise dispose of the Option or any shares of Common Stock of the Company purchased upon exercise of the Option, except as specifically permitted by this Agreement and the Plan.

    8. Procedures upon Permitted Transfer. The sale, gift, pledge, encumbrance or other transfer of all or any of the shares of Common Stock purchased upon exercise of the Option shall be made only upon compliance with and shall be subject to Section 13 of the Plan.

    8. Indemnification by the Optionee. The Optionee agrees to indemnity and hold the Company harmless from any loss or damage, including attorney's fees or other legal expenses, incurred in the defense or payment of any such claim against the Company resulting from a breach by the Optionee of the representations, warranties or provisions contained in this Agreement.

    9. Financial Statements; Disclosure Information. Optionee shall deliver to the Company written notice of Optionee's intent to exercise this Option at least ten (10) days prior to the date of such exercise. Upon receipt of such notice, the Company shall promptly provide the Optionee and the Optionee's professional financial advisors with access to the Company's most recent audited financial statements (and, if available, audited financial statements for the two preceding fiscal years) and the disclosure information the Company has filed with the SEC and NASD under the Securities Act of 1933 and the Securities and Exchange Act of 1934 and the associated rules and regulations.

    10. No Right to Continued Relationship. Nothing herein shall confer upon the Optionee the right to continue as an officer, employee or director of or with the Company, nor affect any right which the Company may have to terminate its relationship with the Optionee. Except as may be otherwise limited by a written agreement between Company and Optionee, the right of Company to terminate at will Optionee's employment with it at any time is specifically reserved and acknowledged by Optionee.

    11. Non-Competition. Optionee agrees that during Optionee's employment with the Company and for a period of two years following his termination of employment for any reason, Optionee will not, either directly or indirectly, (a) be involved, as an owner, partner, shareholder, joint venturer, director, employee, independent contractor, or otherwise, in the conduct of any business which competes with the business of the Company, (b) solicit business from any customer of the Company, or (c) solicit or hire any other employees of the Company to be employed by Optionee or by any entity of which he is an owner, employee, or consultant. Upon breach of this covenant or any other covenant in this Agreement, the Company shall be entitled to injunctive relief, both pending litigation and permanently, as a remedy at law would be inadequate and insufficient, and shall be entitled to such damages as it can show it has sustained by reason of such breach. In addition, the Company shall be entitled to cancel any and all unexercised options and all options that have not vested shall be forfeited. Nothing in this Agreement shall be construed as limiting in any way the Company's remedies, each of which shall be cumulative and not exclusive.

    12. Rights as Shareholders.

      12.1. The Optionee shall have no rights as a shareholder of the Company on account of the Option nor on account of shares of Common Stock of the Company which will be acquired upon exercise of the Option (but with respect to which no certificates have been delivered to the Optionee).

    13. Further Assurances. From time to time and upon request by the Company, the Optionee agrees to execute such additional documents as the Company may reasonably require in order to effect the purposes of the Plan and this Agreement.

    14. Binding Effect. This Agreement shall be binding upon the Optionee and such Optionee's heirs, successors and assigns, including the Qualified Successor of the Optionee (as this term is defined in the Plan). The obligations of the Optionee hereunder, including specifically the covenant not to compete and the indemnification obligations, shall survive any termination of the Options or the Option Plan.

    15. Waivers/Modifications. No waivers, alterations or modifications of this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought. The failure of any party to enforce any of its rights against the other party for breach of any of the terms of this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

    16. Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

    In witness whereof, the parties have executed this Agreement as of the day and year above written.

                      View Systems, Inc.
                      By:

                      Optionee:

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Exhibit 10.20